Exhibit 99.1

Neonode Reports First Quarter Ended March 31, 2017 Financial Results

STOCKHOLM, SWEDEN – May 9, 2017 – Neonode Inc. (NASDAQ: NEON), the Optical Interactive Sensing Technology Company, today reported financial results for the first quarter ended March 31, 2017.

Recent Highlights:

●	AirBar for MacBook Air and Windows 10 in 13.3, 14.0, 15.6 inch sizes now shipping to distribution
●	2 additional printer customers are now shipping products bring the total to 5 printer customers
●	Signed 3 new OEM supply agreements for embedded sensor modules
●	Initial manufacturing of embedded sensor modules in various sizes ranging from 42mm to 345mm
●	Signed OEM agreement for development of embedded sensor module for flexible OLED display
●	Signed agreement with DigiKey for distribution, marketing and sales of embedded sensor modules

“This quarter has been an inflection point for Neonode. Over the past several quarters we have been focused on our new line of embedded sensor modules incorporating our zForce Air technology for OEM customers. We took concrete steps during the first quarter to further develop the market for our new offerings. After our investments in production technology, we now have a stable manufacturing process that supports our growing business. During the quarter, we signed an agreement with DigiKey to support the global rollout of our sales and market efforts for our module business. DigiKey is a leading global electronic components distribution company that also provide global sales and marketing support,” said Thomas Eriksson, Neonode CEO.

“We are working with several OEM customers on high volume applications using our embedded sensor modules, such as the new generation of flexible and curved displays. In addition, we signed supply agreements with three new OEM customers to deliver modules to them in 2017,” concluded Mr. Eriksson.

Financial Results for the quarter ended March 31, 2017

Total revenues for the three months ended March 31, 2017 and 2016 was $2.3 million and $3.1 million, respectively. Our revenues for the three months ended March 31, 2017 and 2016 included $2.1 million and $2.5 million, respectively, from technology license fees, a nominal non-recurring engineering fee (“NRE”) in 2017 compared to $0.7 million in 2016 and $0.2 million from sales of AirBar in the first quarter of 2017. We began selling AirBar in December 2016.

The decrease of 26% in total revenues for the three-month period 2017 as compared to the same period in 2016 is primarily due to a decrease in engineering development fees and a onetime $0.3 million increase in license fees in the first quarter 2016 related to a catch-up of license fees from HP.

We expect an incremental increase in revenues from additional license fee customers, growing sales from embedded sensor modules and sales of AirBar during 2017.

Our combined total gross margin was 95% and 81% in the three months ended March 31, 2017 and 2016. In the three months ended March 31, 2017, license fees accounted for 91% of total revenue compared to 79% in the same period in 2016. Gross margin on AirBar sales in the three months ended March 31, 2017 was 52%.

Operating expenses decreased 19% to $3.1 million for the quarter ended March 31, 2017 compared to $3.8 million for the same period last year and we are on target with our $3 million quarterly operating expenses.

We recorded a net loss of $0.9 million, or $(0.02) loss per share, for the quarter ended March 31, 2017 compared to a net loss of $1.4 million, or $(0.03) loss per share for the first quarter ended March 31, 2016.

During the first quarter of 2017, we invested approximately $0.8 million in inventory included on our balance sheet. In the quarter, we manufactured 15,000 AirBar modules. In addition, our first quarter operating expenses includes an investment of approximately $0.4 million in cost related to manufacturing engineering and production set up for embedded sensor modules.

Cash and accounts receivable totaled $2.7 million at March 31, 2017 compared to $5.0 million at December 31, 2016.

Conference Call Information

The Company will host a conference call Tuesday May 9, 2017 at 10AM Eastern Daylight Time (EDT)/4PM Central European Time (CET) featuring remarks by, and Q&A with, Thomas Eriksson, CEO, Lars Lindqvist, CFO and David Brunton, Head of Investor Relations.

The dial-in number for the conference call is toll-free: (877) 539-0733 (U.S. domestic) or +1 (678) 607-2005 (international). To access the call all participants must use the following Conference ID: #8342418. Please make sure to call at least five minutes before the scheduled start time.

To register for the call, and listen online, please click:

http://event.on24.com/wcc/r/1408544-1/1227A661547F062D499075F1684E82C4

For interested individuals unable to join the live event, a digital recording for replay will be available for 30 days after the call's completion – 5/9/2017 (13:00PM EDT) to 6/9/2017 (23:59PM EDT). To access the recording, please use one of these Dial-In Numbers (800) 585-8367 or (404) 537-3406, and the Conference ID #8342418.

About Neonode

Neonode Inc. (NASDAQ:NEON) develops and licenses optical interactive sensing technologies. Neonode’s patented optical interactive sensing technology is developed for a wide range of devices like automotive systems, printers, PC devices, monitors, mobile phones, tablets and e-readers. NEONODE and the NEONODE Logo are trademarks of Neonode Inc. registered in the United States and other countries. AIRBAR is a trademark of Neonode Inc. All other trademarks are the property of their respective owners.

For more information please visit www.neonode.com

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These include, but are not limited to, statements relating to expectations, future performance or future events, and product cost, performance, and functionality matters. These statements are based on current assumptions, expectations and information available to Neonode management and involve a number of known and unknown risks, uncertainties and other factors that may cause Neonode's actual results, levels of activity, performance or achievements to be materially different from any expressed or implied by these forward-looking statements.

These risks, uncertainties, and factors are discussed under "Risk Factors" and elsewhere in Neonode's public filings with the U.S. Securities and Exchange Commission from time to time, including Neonode's annual report on Form 10-K, quarterly reports on Form 10-Q, and current reports on Form 8-K. You are advised to carefully consider these various risks, uncertainties and other factors. Although Neonode management believes that the forward-looking statements contained in this press release are reasonable, it can give no assurance that its expectations will be fulfilled. Forward-looking statements are made as of today's date, and Neonode undertakes no duty to update or revise them.

© 2017, Neonode Inc. All rights reserved. Neonode is a registered trademark of Neonode Inc.

For more information, please contact:

Investor Relations:

David Brunton

Email: david.brunton@neonode.com

CFO

Lars Lindqvist

E-mail: lars.lindqvist@neonode.com

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NEONODE INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands, except share and per share amounts)

	March 31,	December 31,
	2017	2016
ASSETS	(Unaudited)	(Audited)
Current assets:
Cash	$1,706	$3,476
Accounts receivable, net	1,007	1,548
Projects in process	159	-
Inventory	1,544	696
Prepaid expenses and other current assets	2,007	1,949
Total current assets	6,423	7,669

Investment in joint venture	3	3
Property and equipment, net	2,008	2,031
Total assets	8,434	9,703

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$1,355	$1,286
Accrued payroll and employee benefits	1,018	1,001
Accrued expenses	139	172
Deferred revenues	1,580	1,921
Current portion of capital lease obligations	233	228
Total current liabilities	4,325	4,608

Capital lease obligations, net of current portion	916	960
Total liabilities	5,241	5,568

Commitments and contingencies

Stockholders’ equity:
Series B Preferred stock, 54,425 shares authorized with par value $0.001 per share; 83 shares issued and outstanding at March 31, 2017 and December 31, 2016. (In the event of dissolution, each share of Series B Preferred stock has a liquidation preference equal to par value of $0.001 per share over the shares of common stock)	-	-
Common stock, 70,000,000 shares authorized with par value $0.001 per share; 48,844,503 and 48,844,503 shares issued and outstanding at March 31, 2017 and December 31, 2016, respectively	49	49
Additional paid-in capital	183,687	183,667
Accumulated other comprehensive loss	(164)	(171)
Accumulated deficit	(179,913)	(179,040)
Total Neonode Inc. stockholders’ equity	3,659	4,505
Noncontrolling interests	(466)	(370)
Total stockholders' equity	3,193	4,135
Total liabilities and stockholders’ equity	$8,434	$9,703

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NEONODE INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share amounts)

(Unaudited)

	Three months ended March 31,
	2017	2016
Revenue:
License fees	$2,121	$2,468
Sensor module sales	210	-
Non-recurring engineering	1	664
Total revenues	2,332	3,132
Cost of revenues:
Sensor module	101	-
Non-recurring engineering	4	595
Total cost of revenues	105	595

Total gross margin	2,227	2,537

Operating expenses:
Research and development	1,315	1,949
Sales and marketing	702	816
General and administrative	1,088	1,060

Total operating expenses	3,105	3,825
Operating loss	(878)	(1,288)

Other expense:
Interest expense	17	3
Other expense, net	-	41
Total other expense	17	44

Loss before provision for income taxes	(895)	(1,332)

Provision for income taxes	74	67
Net loss including noncontrolling interests	(969)	(1,399)
Less: Net loss attributable to noncontrolling interests	96	32
Net loss attributable to Neonode Inc.	$(873)	$(1,367)

Loss per common share:
Basic and diluted loss per share	$(0.02)	$(0.03)
Basic and diluted – weighted average number of common shares outstanding	48,845	43,810

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NEONODE INC.

CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE LOSS

(In thousands)

(Unaudited)

	Three months ended March 31,
	2017	2016

Net loss	$(969)	$(1,399)
Other comprehensive income (loss):
Foreign currency translation adjustments	7	(35)
Comprehensive loss	(962)	(1,434)
Less: Comprehensive loss attributable to noncontrolling interests	96	32
Comprehensive loss attributable to Neonode Inc.	$(866)	$(1,402)

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NEONODE INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

(Unaudited)

	Three months ended March 31,
	2017	2016
Cash flows from operating activities:
Net loss (including noncontrolling interests)	$(969)	$(1,399)
Adjustments to reconcile net loss to net cash (used in) provided by operating activities:
Stock-based compensation expense	20	114
Loss on disposal of property and equipment	-	41
Depreciation and amortization	160	57

Changes in operating assets and liabilities:
Accounts receivable	542	697
Projects in process	(159)	36
Inventory	(845)	-
Prepaid expenses and other current assets	(31)	(325)
Accounts payable and accrued expenses	18	339
Deferred revenues	(341)	461
Net cash (used in) provided by operating activities	(1,605)	21

Cash flows from investing activities:
Purchase of property and equipment	(104)	(156)
Net cash used in investing activities	(104)	(156)

Cash flows from financing activities:
Principal payments on capital lease obligation	(58)	(15)
Net cash used in financing activities	(58)	(15)

Effect of exchange rate changes on cash	(3)	8

Net decrease in cash	(1,770)	(142)
Cash at beginning of period	3,476	3,082
Cash at end of period	$1,706	$2,940

Supplemental disclosure of cash flow information:
Cash paid for income taxes	$4	$7
Cash paid for interest	$17	$3

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